SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

November 26, 2010

Date of Report (Date of Earliest Event Reported)

LEFT BEHIND GAMES INC.

(Exact name of registrant as specified in its charter)

WASHINGTON	000-50603	91-0745418
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25060 HANCOCK AVENUE, SUITE 103 BOX 110, MURRIETA, CA		92562
(Address of principal executive offices)		(Zip code)

(951) 894-6597

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 23, 2010, Left Behind Games, Inc., a Washington corporation (the “Company”), filed a Preliminary Information Statement on Schedule 14C with the U.S. Securities and Exchange Commission therein notifying its stockholders that the majority of stockholders signed a written consent on November 23, 2010 at the Company’s offices, to vote on the following proposal:

1.

To  reincorporate (the “Reincorporation”) the Company from the state of Washington to the state of Nevada under the same name while effecting a 3-for-5 reverse stock split of the Company’s issued and outstanding shares of Common Stock as of January 11, 2011 (the “Reverse Split”).

ABANDONMENT OF REVERSE STOCK SPLIT – REVISED PROPOSAL

On November 26, 2010, the Board of Directors and majority stockholders voted to abandon the Reverse Split.  They did, however, confirm their vote to reincorporate the Company in the state of Nevada as soon as possible under the Securities Exchange Act of 1934, as amended.  The Company established a new record date, November 29, 2010 and intends to file an amended Schedule 14C on November 29, 2010 or as soon as practicable thereafter.

EFFECTIVE DATE OF THE REINCOPORAITON

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the Reincorporation shall not occur until a date at least twenty (20) days after the date on which a Definitive Information Statement has been mailed to the stockholders which is scheduled to commence on December 9, 2010. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on December 29, 2010.

Item 7.01 Regulation FD Disclosure.

On November 26, 2010, the Company issued the News Release attached hereto as Exhibit 99.1.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.:	Description:
99.1	News Release issued November 26, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEFT BEHIND GAMES, INC.

DATE: November 29, 2010	By:	/s/ TROY A. LYNDON
	Name:	Troy A. Lyndon
	Title:	Chief Executive Officer, Chief Financial Officer and Chairman of the Board